EXHIBIT 10.2

Execution Version

WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT

          This WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of May 10, 2013, is by and between Electromed, Inc., a Minnesota corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).

RECITALS

          A.            The Bank and the Borrower entered into that certain Amended and Restated Credit Agreement dated as of November 7, 2011, between the Bank and the Borrower, as amended by that certain First Amendment to Credit Agreement dated as of December 30, 2011, that certain Consent and Waiver and Second Amendment to Credit Agreement dated as of May 14, 2012, that certain Waiver and Third Amendment to Credit Agreement dated as of September 28, 2012 and that certain Waiver and Fourth Amendment to Credit Agreement dated as of February 13, 2013 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

          B.            Section 6.16 of the Credit Agreement forbids the Borrower from permitting EBITDA for the quarter ending March 31, 2013, to be less than negative $275,000. The Borrower has informed the Bank that EBITDA for the quarter ending March 31, 2013, is less than negative $275,000, which constitutes an Event of Default under Section 7.1(c) of the Credit Agreement (the “Existing Default”).

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

          Section 1.          Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

          Section 2.          Waiver.

           2.1.          Waiver. Upon the effectiveness of this Amendment pursuant to Section 4 hereof, the Bank hereby waives the Existing Default.

           2.2.          Scope of Waiver. The waiver set forth in Section 2.1 hereof is limited to the express terms thereof, and nothing herein shall be deemed a consent or waiver by the Bank with respect to any other term, condition, representation, or covenant applicable to the Borrower under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The waiver set forth herein shall not be deemed to be a course of action upon which the Borrower or its Subsidiaries may rely in the future.

          Section 3.          Amendments to Credit Agreement.

           3.1.          Definitions. The definitions of “Fixed Charge Coverage Ratio”, “Revolving Commitment Amount”, and “Term Loan A Maturity Date” set forth in Section 1.1 of the Credit Agreement are amended and restated to read in their entireties as follows:

                 “Fixed Charge Coverage Ratio”: For the applicable period ending on the date of determination, the ratio of

            (a) EBITDA, plus operating lease expense, minus the sum of (i) any Restricted Payments, (ii) 50% of depreciation, and (iii) Cash Taxes,

            to

            (b) the sum of cash interest payments and all required principal payments with respect to Total Liabilities (including but not limited to all payments with respect to Capitalized Lease Obligations of the Borrower), plus operating lease expense, in each case determined for said period in accordance with GAAP.

                 “Revolving Commitment Amount”: $2,250,000.

                 “Term Loan A Maturity Date”: The earlier of (a) December 9, 2014, or (b) the Termination Date.

           3.2.          Prepayments. Section 2.6 of the Credit Agreement is amended by adding a new subsection (d) to read in its entirety as follow:

                 (d)          Mandatory Prepayments for Clean Down of Revolving Credit Loans. In addition to all other payments upon the Revolving Loans required by this Agreement, the Borrower shall prepay the Revolving Loans in an amount such that the Total Revolving Outstandings shall be zero for not less than 30 total days during each fiscal year of the Borrower commencing in fiscal year 2014.

           3.3.          Financial Reporting. Section 5.1 of the Credit Agreement is amended by adding a new subsection (m) to read in its entirety as follows:

                 (m)          Not later than the last Business Day of each week (beginning May 31, 2013), cash flow forecasts for the ensuing 13-week period.

           3.4.          Financial Consultant. Article V of the Credit Agreement is amended by adding a new Section 5.14 to read in its entirety as follows:

                 Section 5.14. Financial Consultant. The Borrower shall (i) on or before May 14, 2013, retain a financial consultant acceptable to the Bank (the “Financial Consultant”); (ii) cause the Financial Consultant to (a) conduct a detailed review of the Borrower’s and its Subsidiaries’ financial statements, financial projections (including 13-week cash flow forecasts), existing business model, operations and long-term credit structure, and (b) on or before June 10, 2013, deliver to the Bank a report acceptable to the Bank containing a summary of the review in subparagraph (a) and a proposed long-term credit structure; and (iii) be responsible for, and timely pay, all fees, expenses and disbursements of the Financial Consultant.

           3.5.          Fixed Charge Coverage Ratio. Section 6.15 of the Credit Agreement is amended to read in its entirety as follows:

                  Section 6.15 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.15 to 1 (i) as of the quarter ending June 30, 2013, for the quarter ending on such date, (ii) as of the quarter ending September 30, 2013, for the two-quarter period ending on such date; (iii) as of the quarter ending December 31, 2013, for the three-quarter period ending on such date; (iv) as of the quarter ending March 31, 2013, for the four-quarter period ending on such date; and (v) as of each successive June 30, September 30, December 31 and March 31 thereafter, for the four-quarter period ending on such dates.

           3.6.          Minimum EBITDA. Section 6.16 of the Credit Agreement is amended to read in its entirety as follows:

                 Section 6.16 [Intentionally Omitted]

           3.7.          Events of Default. Section 7.1(c) of the Credit Agreement is amended to read in its entirety as follows:

                 (c)          The Borrower shall fail to comply with Sections 5.2, 5.3 or 5.14 hereof or any Section of Article VI hereof.

          Section 4.          Effectiveness of Waiver. The waiver set forth in Section 2.1 hereof and amendments set forth in Section 3 hereof shall become effective upon the delivery of, or compliance with, the following:

           4.1.          This Amendment, duly executed by the Borrower and delivered (including by way of telecopy or other electronic transmission (including by e-mail in .pdf format), in each case with original signatures to follow promptly thereafter) to the Bank.

           4.2.          A certificate of an officer of the Borrower certifying to a true and correct copy of resolutions of the Borrower authorizing and ratifying this Amendment, each in form and substance satisfactory to the Bank.

           4.3.          The Bank shall have received a non-refundable amendment fee in the amount of $5,000.

           4.4.          The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and this Amendment and requested to be paid by the Bank.

          Section 5.          Release, No Waiver, Representations, Warranties, Authority, No Adverse Claim.

           5.1.          Release of Claims. The Borrower, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Bank from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrower has asserted, or might assert, against the Bank with respect to the Obligations, the Credit Agreement (including as affected by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Bank by reason of or in connection with any of the foregoing matters, claims, or causes of action.

           5.2.          No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (other than as specifically set forth in Section 2 of this Amendment) or breach, default, or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

           5.3.          Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement and the Security Documents are true, correct, and complete in all material respects, without duplication as to any materiality modifiers, qualifications, or limitations set forth in Article IV of the Credit Agreement, in each case as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Credit Agreement and (ii) to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Loan Documents as affected by this Amendment on such date that the Bank has not expressly waived in writing.

           5.4.          Authority, No Conflict, No Consent Required. The Borrower represents and warrants that it has the power, legal right, and authority to enter into the Amendment and has duly authorized as appropriate the execution and delivery of the Amendment by proper corporate action, and neither the Amendment nor the agreements herein contravene or constitute a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery of the Amendment or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

           5.5.          No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.

          Section 6.          Affirmation of Loan Documents, Further References, Affirmation of Security Interest. Each of the Bank and the Borrower acknowledge and affirm that the Credit Agreement, the Security Documents, and each of the other Loan Documents to which it is a party is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of each such Loan Document shall remain unmodified and in full force and effect. The Borrower confirms to the Bank that the Obligations are and continue to be secured by the security interest granted in favor of the Bank under the Security Documents and that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are hereby ratified, assumed, and affirmed in all respects by the Borrower.

          Section 7.          Merger and Integration, Superseding Effect. This Amendment, on and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

          Section 8.          Severability. Whenever possible, each provision of this Amendment and any other statement, instrument, or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

          Section 9.          Successors. This Amendment shall be binding upon the Borrower, the Bank, and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank, and the successors and assigns of the Bank.

          Section 10.          Expenses. The Borrower shall pay the Bank, upon execution of this Amendment, the fees and expenses as provided in Section 8.2 of the Credit Agreement.

          Section 11.          Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

          Section 12.          Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

          Section 13.          Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

ELECTROMED, INC.

By:	/s/ Jeremy T. Brock
Name: Jeremy T. Brock
Title: Chief Financial Officer

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Seth Tribon
Name: Seth Tribon
Title: Assistant Vice President

Signature Page to Amendment